UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 21, 2016

REGIONS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-34034	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 FIFTH AVENUE NORTH
BIRMINGHAM, ALABAMA 35203
(Address, including zip code, of principal executive office)
Registrant’s telephone number, including area code: (205) 581-7890

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Regions Financial Corporation ("Regions") held on April 21, 2016, the stockholders reelected Regions’ 11 incumbent Directors standing for election, ratified the appointment of Ernst & Young LLP as Regions’ independent registered public accounting firm for the 2016 fiscal year, and approved executive compensation.
The following is a summary of the voting proposals for each matter presented to our stockholders:
1. An election of 11 Directors was held and the shares were voted as follows for the election of each of the following:

	For	Against	Abstain	Broker Non-Votes
Carolyn H. Byrd	906,195,080	11,865,611	1,821,405	179,556,450
David J. Cooper, Sr.	903,622,614	14,467,746	1,791,736	179,556,450
Don DeFosset	903,250,026	14,825,453	1,806,617	179,556,450
Eric C. Fast	913,200,028	4,841,825	1,840,243	179,556,450
O. B. Grayson Hall, Jr.	874,174,376	34,337,489	11,370,231	179,556,450
John D. Johns	906,536,662	11,525,026	1,820,408	179,556,450
Ruth Ann Marshall	909,184,754	8,907,659	1,789,683	179,556,450
Susan W. Matlock	901,520,357	16,570,883	1,790,856	179,556,450
John E. Maupin, Jr.	908,568,760	9,460,121	1,853,215	179,556,450
Charles D. McCrary	888,714,919	29,332,414	1,834,763	179,556,450
Lee J. Styslinger III	898,523,537	19,534,418	1,824,141	179,556,450

2. Regions' proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2016 fiscal year was submitted to the stockholders at the meeting. The full text of the proposal is included in the Proxy Statement dated March 8, 2016. The vote with respect to this proposal was:

For	Against	Abstain	Broker Non-Votes
1,083,943,601	11,250,541	4,244,404	0

3. Nonbinding stockholder approval of executive compensation was submitted to the stockholders at the meeting. The full text of the proposal is included in the Proxy Statement dated March 8, 2016. The vote with respect to this proposal was:

For	Against	Abstain	Broker Non-Votes
865,644,864	46,899,785	7,337,447	179,556,450

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ Hope D. Mehlman
Name:	Hope D. Mehlman
Title:	Senior Vice President,
Assistant General Counsel and
Assistant Corporate Secretary
Date: April 26, 2016